UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2005

Alion Science and Technology
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02. Unregistered Sales of Equity Securities.

On March 31, 2005, Alion Science and Technology Corporation (the "Company") sold approximately $2.1 million worth of common stock to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the "ESOP trust"). The per share price to be ascribed to the common stock for such sale will be determined in a valuation of the common stock to be performed as of March 31, 2005. In connection with this valuation, the trustee of the ESOP trust, State Street Bank & Trust Company, has engaged Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to assist the trustee in establishing a value for the Company’s common stock as of March 31, 2005. The valuation is expected to be completed by May 15, 2005.

The shares of common stock were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

Item 3.03. Material Modifications to Rights of Security Holders.

On March 31, 2005, Alion Science and Technology Corporation (the "Company") filed with the Secretary of State of the State of Delaware its Third Amended and Restated Certificate of Incorporation reducing from 15 million to 8 million the number of authorized shares of common stock of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology

April 4, 2005	By:	John M. Hughes

Name: John M. Hughes
Title: Chief Financial Officer